As filed with the staff of the Securities and Exchange Commission on March 4, 2004.

Registration No. 333-112800

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to

FORM F-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TOM Online Inc.

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s Name Into English)

Cayman Islands	7374	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

8th Floor, Tower W3, Oriental Plaza No. 1 Dong Chang An Avenue Beijing, China 100738 (8610) 6528-3399

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Chun Wei, Esq. Sullivan & Cromwell LLP 28th Floor Nine Queen’s Road Central Hong Kong	Anthony Root, Esq. Milbank, Tweed, Hadley & McCloy LLP 3007 Alexandra House 16 Chater Road Hong Kong

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)		Amount of Registration Fee

Ordinary shares, par value HK$0.01 per share(3)	US$	224,107,343	US$	28,395

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States, including ordinary shares that may be purchased by the underwriters pursuant to over-allotment options. The ordinary shares are not being registered for the purpose of sales outside the United States and are being offered in reliance on Regulation S of the Securities Act of 1933, as amended.
(3)	American depositary shares issuable upon deposit of the ordinary shares registered hereby will be registered under a separate registration statement on Form F-6. Each American depositary share represents 80 ordinary shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on March 4, 2004.

TOM Online Inc.

By:	/s/ Wang Lei Lei
Name: Wang Lei Lei
Title: Chief Executive Officer and Executive Officer Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on March 4, 2004 in the capacities indicated.

Signature	Title

* FRANK JOHN SIXT	Chairman of the Board of Directors

/s/ Sing Wang SING WANG	Vice Chairman of the Board of Directors

* WANG LEI LEI	Executive Director and Chief Executive Officer

* PETER A. SCHLOSS	Executive Director and Chief Financial Officer

/s/ Xu Zhiming XU ZHIMING	Executive Director and Chief Operating Officer

* WU YUN	Executive Director and Executive Vice President of Corporate Development

* ELAINE JUE FENG	Executive Director and Vice President of Sales and Marketing

* FAN TAI	Executive Director and Financial Controller

* TOMMEI M.K. TONG	Non-Executive Director

* MA WEI HUA	Independent Non-Executive Director

Signature	Title

* GORDON C. K. KWONG	Independent Non-Executive Director

* LIU BING HAI	Vice President of Enterprise Solutions

* HAN JUN	Vice President of Wireless Operations

* CAO TIAN WEI	Director of Client Services

* ZHANG MING JIN	Manager of Technology Department

* ANGELA MAK	Company Secretary

* SHERMAINE S.L. LAM	Accountant

*By:	/s/ Sing Wang
Sing Wang
(Attorney-in-fact)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States, of TOM Online Inc., has signed this Registration Statement or amendment thereto in the city of Newark, state of Delaware, on March 4, 2004.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi

EXHIBIT INDEX

Exhibits	Description

† 1.1	Form of International Underwriting Agreement.

† 3.1	Amended and Restated Memorandum and Articles of Association.

† 4.1	Specimen of Share Certificate.

† 4.2	Amended and Restated Memorandum and Articles of Association (filed as Exhibit 3.1 hereof).

*4.3

Form of Deposit Agreement among the Registrant, Citibank, N.A., as depositary, and Holders and Beneficial Holders from time to time of American Depositary Shares evidenced by American Depositary Receipts issued thereunder, including the form of American Depositary Receipt.

5.1	Opinion of Maples and Calder Asia, Cayman Islands counsel to the Registrant, as to the validity of the ordinary shares.

† 5.2	Opinion of Commerce & Finance Law, People’s Republic of China counsel to the Registrant, as to the legality of the corporate structure of Shenzhen Freenet Information Technology Limited.

† 5.3	Opinion of Commerce & Finance Law, People’s Republic of China counsel to the Registrant, as to the legality of the corporate structure of Beijing Lei Ting Wan Jun Network Technology Limited.

† 5.4	Opinion of Commerce & Finance Law, People’s Republic of China counsel to the Registrant, as to the legality of the corporate structure of Beijing Lei Ting Wu Ji Network Technology Limited.

* 5.5	Opinion of Sidley Austin Brown & Wood as to the validity of the American Depositary Receipts.

† 10.1	Form of Hong Kong Underwriting Agreement.

† 10.2	Non-Competition Undertaking, dated February 27, 2004, between TOM Online Inc. and TOM Group Limited.

†10.3	Restructuring Agreement, dated September 20, 2003, among TOM Online Inc., TOM.COM LIMITED and Rich Wealth Holdings Limited.

† 10.4	Trademark and Domain Name License Agreement, dated February 27, 2004, between Beijing Super Channel Network Limited and tom.com enterprises limited.

† 10.5	Deed of Indemnity, dated February 27, 2004, between TOM Online Inc. and TOM Group Limited.

† 10.6	Sale and Purchase Agreement, dated September 25, 2003, among Bright Horizon Enterprises Limited, Cranwood Company Limited, TOM Online Inc. and TOM.COM LIMITED.

† 10.7	Media Services Agreement, dated September 26, 2003, between TOM Online Inc. and TOM.COM INTERNATIONAL LIMITED.

† 10.8	Online Media Services Agreement, dated September 26, 2003, between TOM Online Inc. and TOM.COM INTERNATIONAL LIMITED.

† 10.9	Cooperation Agreement, dated January 27, 2003, between Beijing Lei Ting Wan Jun Network Technology Limited and Shanghai Maya Online Broadband Network Company Limited.

†10.10	Content License Agreement, dated April 30, 2003, between Beijing Lei Tin Wan Jun Network Technology Limited and ChinaPlus (Beijing) Company Limited (with schedule).

†10.11	License Agreement, dated November 21, 2002, between Beijing Lei Ting Wan Jun Network Technology Limited and Cernet Information Technology Company Limited.

†10.12	Loan Agreement, dated July 25, 2002, between Divine Gem Management Limited and Wang Lei Lei and Wang Xiu Ling.

†10.13	Assignment of Loan Agreement, dated September 25, 2003, among Divine Gem Management Limited, Puccini International Limited, Wang Lei Lei and Wang Xiu Ling.

Exhibits	Description

†10.14	Letter of Undertaking, dated November 19, 2003, between Puccini International Limited and Wang Lei Lei (with schedule).

†10.15	Loan Agreement, dated August 8, 2002, as supplemented on September 26, 2003, between Lahiji Vale Limited and Wang Xiu Ling.

†10.16	Loan Agreement, dated November 25, 2002, as supplemented on September 26, 2003, among Advanced Internet Services Limited, Wang Xiu Ling and Shenzhen Freenet Information Technology Company Limited.

†10.17	Loan Agreement, dated November 25, 2002, between Shenzhen Freenet Information Technology Company Limited and Wang Xiu Ling.

†10.18	Loan Agreement, dated September 26, 2003, between Advanced Internet Services Limited and Sheng Yong.

†10.19	Novation Agreement, dated September 26, 2003, among Advanced Internet Services, Wang Xiu Ling and Sheng Yong.

†10.20	Novation Agreement, dated September 26, 2003, among Shenzhen Freenet Information Technology Company Limited, Wang Xiu Ling and Sheng Yong.

†10.21	Share Pledge Agreement, dated September 26, 2003, between Beijing Super Channel Network Limited and Wang Lei Lei (with schedule).

†10.22	Assignment of Share Pledge Agreement, dated September 26, 2003, among Lahiji Vale Limited, Beijing Super Channel Network Limited and Wang Xiu Ling.

†10.23	Share Option Agreement, dated September 26, 2003, among Lahiji Vale Limited, Beijing Lei Ting Wan Jun Network Technology Limited and Wang Lei Lei (with schedule).

†10.24	Exclusive Technical and Consulting Services Agreement, dated September 26, 2003, between Beijing Super Channel Network Limited and Beijing Lei Ting Wan Jun Network Technology Limited (with schedule).

†10.25

Business Operations Agreement, dated September 26, 2003, among Beijing Super Channel Network Limited, Beijing Lei Ting Wan Jun Network Technology Limited, Wang Lei Lei and Wang Xiu Ling (with schedule).

†10.26	Power of Attorney, dated September 26, 2003, from Wang Xiu Ling with respect to Beijing Lei Ting Wan Jun Network Technology Limited (with schedule).

†10.27	Trademark License Agreement, dated September 26, 2003, between Beijing Super Channel Network Limited and Beijing Lei Ting Wan Jun Network Technology Limited (with schedule).

†10.28	Domain Name License Agreement, dated September 26, 2003, between Beijing Super Channel Network Limited and Beijing Lei Ting Wan Jun Network Technology Limited (with schedule).

†10.29	Domain Name Transfer Agreement, dated September 26, 2003, between Beijing Super Channel Network Limited and Beijing Lei Ting Wan Jun Network Technology Limited (with schedule).

†10.30	Form of Employment Agreement.

†10.31	Short Messaging Services Agreement, dated April 30, 2003, between Beijing Lei Ting Wan Jun Network Technology Limited and Beijing Mobile Communication Company Limited.

†10.32	Short Messaging Services Agreement, dated April 11, 2003, between Beijing Lei Ting Wan Jun Network Technology Limited and China United Telecommunications Corporation.

†10.33	Wireless Interactive Voice Response Services Agreement, dated October 15, 2003, between Beijing Lei Ting Wu Ji Network Technology Limited and Beijing Mobile Communication Company Limited.

Exhibits	Description

†10.34

Share Sale and Purchase Agreement, dated December 14, 2001, among China International Travel Service Head Office, CTN Holdings Limited, Super Travel Limited, Guangdong Hua Da Kang Investment Co., Ltd., Guangdong Suntek Information Industrial Co., Ltd., Guangzhou Xinrong Information Industrial Co., Ltd., Beijing Planet Network Travel Information Technology Limited, and China Travel Network Company Limited.

†10.35	Share Purchase Agreement, dated September 1, 2000, between Freenet Information Technology Company Limited and Effective Developments Limited.

†10.36

Acquisition Agreement, dated September, 2000, among Frederick Michael Demopoulos, Douglas Khoo Kok Hui, Lu Xiaohu, IDG Technology Venture Investment Inc., Softbank China Venture Investments No. 10 Limited and Sawston Developments Limited, as supplemented on November 30, 2000.

†10.37	Servicemark, Trademark and Domain Name Assignment Agreement, dated December 7, 1999, between Vortexx 2000 LLC and Heyami Limited.

†10.38	Supplemental Loan Agreement, dated September 26, 2003, between Advanced Internet Services Limited and Wang Xiu Ling.

†10.39	Short Messaging Services Agreement, dated November 2003, between Guangdong Mobile Communication Company Limited and Beijing Lei Ting Wan Jun Network Technology Limited.

†10.40	Loan Agreement, dated September 21, 2003, between TOM.COM LIMITED and Advanced Internet Services Limited.

†10.41	Loan Agreement, dated September 21, 2003, between TOM.COM LIMITED and Laurstinus Limited.

†10.42	Loan Agreement, dated September 21, 2003, between TOM.COM LIMITED and Lahiji Vale Limited.

† 21.1	List of subsidiaries of the Registrant.

† 23.1	Consent of PricewaterhouseCoopers.

† 23.2	Consent of Commerce & Finance Law Offices.

† 23.3	Consent of Maples and Calder Asia.

† 23.4	Consent of Freshfields Bruckhaus Deringer.

† 23.5	Consent of American Appraisal China Limited.

† 23.6	Consent of Vortexx 2000 LLC.

† 24.1	Powers of Attorney (contained in signature pages to registration statement).

†	Previously filed.
*	Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-112817) filed with the Securities and Exchange Commission with respect to American Depositary Shares representing ordinary shares.

(b)	Financial Statements